EXECUTION AGREEMENT


                          SECURITIES PURCHASE AGREEMENT




                                 BY AND BETWEEN



                       PAR PHARMACEUTICAL COMPANIES, INC.

                                       and

                                  ABRIKA, LLLP,

                                   ACFP, LLLP,
  AS GENERAL PARTNER SOLELY WITH RESPECT TO SECTIONS 3.1(b)(iii), 4.5 AND 8.12 HEREOF AND AS A LIMITED PARTNER SOLELY WITH RESPECT TO SECTION 8.12 HEREOF,

                                       AND

                                   ALAN COHEN,
                    SOLELY WITH RESPECT TO SECTION 4.5 HEREOF






                         DATED AS OF: NOVEMBER 18, 2004

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page

1.       PURCHASE AND SALE.....................................................1
         1.1      Sale of Partnership Interest.................................1
         1.2      Purchase Price; Promissory Note..............................2

2.       CLOSING. 2
         2.1      Closing......................................................2
         2.2      Closing Deliveries...........................................2

3.       REPRESENTATIONS AND WARRANTIES........................................3
         3.1      Representations and Warranties as to Abrika..................3
                  (a)      Capitalization......................................3
                  (b)      Organization; Good Standing; Power..................4
                  (c)      Authority; Validity; No Conflicts...................5
                  (d)      Interests in Other Entities.........................5
                  (e)      Governmental Authorizations; Third-Party Consents...5
                  (f)      Financial Statements................................6
                  (g)      Absence of Certain Changes..........................6
                  (h)      Tax Matters.........................................6
                  (i)      Litigation..........................................7
                  (k)      Environmental Matters...............................9
                  (l)      Permits.............................................9
                  (m)      Title to Properties.................................9
                  (n)      Absence of Undisclosed Liabilities.................10
                  (o)      Intellectual Property..............................10
                  (p)      Insurance..........................................11
                  (q)      Employee Arrangements..............................11
                  (r)      Contracts..........................................11
                  (s)      Products...........................................12
                  (t)      Brokers............................................12
                  (u)      Disclosure; Disclosure Schedules...................12
                  (v)      Affiliated Transactions............................12
         3.2      Representations and Warranties of Par.......................12
                  (a)      Organization and Power.............................12
                  (b)      Authority; Validity; No Conflicts..................12
                  (c)      Litigation.........................................13
                  (d)      Purchase for Own Account...........................13
                  (e)      Investment Experience..............................13
                  (f)      Reliance Upon Purchaser's Representations..........13
                  (g)      Receipt of Information.............................13
                  (h)      Restricted Securities..............................13
                  (i)      Legends............................................14
                  (j)      Brokers............................................14

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                                TABLE OF CONTENTS
                                -----------------

                                  (CONTINUED)

4.       COVENANTS............................................................14
         4.1      Investigation by Par........................................14
         4.2      Conduct Business in Ordinary Course.........................15
         4.3      Supplemental Disclosure.....................................15
         4.4      Public Announcements........................................15
         4.5      Investor Rights Waiver/Consent; Consents....................15

5.       CONDITIONS TO CLOSING................................................15
         5.1      Conditions to Par's Obligation to Close.....................15
         5.2      Conditions to Abrika's Obligation to Close..................16

6.       SURVIVAL; INDEMNIFICATION............................................17
         6.1      Survival of Representations; Limitations....................17
         6.2      Indemnities of Abrika.......................................18
         6.3      Indemnities of Par..........................................18
         6.4      Procedures for Indemnification; Defense.....................18

7.       POST-CLOSING COVENANTS...............................................19
         7.1      Information Rights..........................................19
         7.2      Confidentiality.............................................20
         7.3      Remedies upon Breach........................................20
         7.4      Use of Proceeds.............................................20
         7.5      Consents....................................................20

8.       MISCELLANEOUS PROVISIONS.............................................21
         8.1      Execution in Counterparts...................................21
         8.2      Notices.....................................................21
         8.3      Amendments; Waivers.........................................23
         8.4      Entire Agreement............................................23
         8.5      Governing Law; Consent to Jurisdiction; Waiver of Jury
                  Trial...................................................... 23
         8.6      Termination.................................................23
         8.7      Effects of Termination......................................23
         8.8      Fees and Disbursements......................................24
         8.9      Assignment..................................................24
         8.10     Binding Effect; Benefits....................................24
         8.11     Severability................................................24
         8.12     Investors' Rights Waiver/Consent............................24
         8.13     Rules of Construction.......................................24

                                TABLE OF CONTENTS
                                -----------------

                                  (CONTINUED)

EXHIBITS:
---------

Exhibit A - Form of Collaboration Agreement
Exhibit B - Form of Investors Rights Agreement
Exhibit C - Form of Promissory Note
Exhibit D - Form of Second Amended and Restated Agreement of Limited Partnership Exhibit E - Form of Proskauer Opinion
Exhibit F - Form of Comiter & Singer Opinion

                          SECURITIES PURCHASE AGREEMENT


          SECURITIES PURCHASE AGREEMENT, dated as of November 18, 2004 (this "AGREEMENT"), by and between Par Pharmaceutical Companies, Inc., a Delaware corporation ("PAR"), and Abrika, LLLP, a Florida limited liability limited partnership ("ABRIKA"), ACFP, LLLP, a Florida limited liability limited partnership and a party hereto as general partner solely with respect to Sections 3.1(b)(ii), 4.5 and 8.12 hereof (the "GENERAL PARTNER") and as a limited partner solely with respect to Section 8.12 hereof, and Alan Cohen, Abrika's Chairman and a party hereto solely with respect to Section 4.5 hereof ("MR. COHEN").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Abrika is a limited liability limited partnership engaged in the formulation and commercialization of both controlled release and immediate release pharmaceuticals;

          WHEREAS, subject to the terms and conditions of this Agreement, Par desires to purchase, and Abrika desires to sell, the Partnership Interest (as defined in Section 1.1 hereof);

          WHEREAS, Abrika desires to borrow the principal amount of $3,000,000 from Par, and Par desires to lend such amount to Abrika, subject to the terms and conditions set forth in this Agreement and the Note (as defined in Section
1.2 hereof); and

          WHEREAS, Abrika and Par desire to enter into that certain Collaboration Agreement, substantially in the form of EXHIBIT A attached hereto (the "COLLABORATION AGREEMENT"), and that certain Investors Rights Agreement, substantially in the form of EXHIBIT B attached hereto (the "INVESTORS RIGHTS AGREEMENT").

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereby agree as follows:

          1.   PURCHASE AND SALE.
               -----------------

          1.1 SALE OF PARTNERSHIP INTEREST. Subject to the terms and conditions hereof, on the Closing Date (as defined in Section 2.1 hereof), Abrika shall sell and issue to Par, and Par shall purchase from Abrika, for the Purchase Price (as defined in Section 1.2(a) hereof), the Par Initial Partnership Interest (as that term is defined in the Amended Partnership Agreement, defined below) (the "PARTNERSHIP INTEREST").

          1.2  PURCHASE PRICE; PROMISSORY NOTE.

               (a) PURCHASE PRICE. The purchase price for the Partnership Interest shall, subject to Section 5.2(i) hereof, be $8,000,000 (the "PURCHASE PRICE"), payable in immediately available funds at the Closing (as defined in
Section 2.1 hereof).

               (b) PROMISSORY NOTE. At the Closing, Abrika shall issue and deliver to Par, and Par shall purchase from Abrika, a convertible promissory note for the purchase price of $3,000,000, payable in immediately available funds (the "NOTE PURCHASE PRICE"), substantially in the form of EXHIBIT C attached hereto (the "NOTE").

          2.   CLOSING.
               -------

          2.1 CLOSING. The purchase and sale of the Partnership Interest and the Note (the "CLOSING") shall take place at the offices of Kirkpatrick & Lockhart LLP, 599 Lexington Avenue, New York, New York 10022, at 10:00 a.m., local time, as soon as practicable after the satisfaction or waiver of the conditions set forth in Section 5 hereof, or at such other time, date and/or place as may be agreed to by Abrika and Par (the "CLOSING DATE").

          2.2 CLOSING DELIVERIES. In connection with the purchase and sale of the Partnership Interest and the Note, the parties shall take the following actions and make the following deliveries:

               (a) ABRIKA'S DELIVERIES. At the Closing, Abrika shall duly execute and deliver, or cause the due execution and delivery of, the following documents:

                    (i) the Second Amended and Restated Agreement of Limited Partnership of Abrika, substantially in the form of EXHIBIT D attached hereto, executed by all requisite parties thereto, other than Par (the "AMENDED PARTNERSHIP AGREEMENT");

                    (ii)  the Collaboration Agreement;

                    (iii) the Investors Rights Agreement;

                    (iv)  the Note;

                    (v) all obtained waivers of Partnership Interest Rights (as defined in Section 3.1(a)(ii) hereof) held by current partners of Abrika that would otherwise be triggered by, or be in effect as a result of, the purchase of the Partnership Interest and/or the issuance and conversion of the Note (including the Pre-emptive Right set forth in Section 2.2(b) of the Partnership Agreement) and all obtained consents of current partners of Abrika to the amendments effected by the Amended Partnership Agreement (the "RIGHTS WAIVER/CONSENT");

                    (vi) an opinion of Abrika's special counsel, Proskauer Rose LLP, dated the Closing Date, substantially in the form of EXHIBIT E attached hereto (the "PROSKAUER OPINION");

                    (vii) an opinion of Abrika's special counsel, Comiter & Singer, LLP, dated the Closing Date, substantially in the form of EXHIBIT F attached hereto (the "COMITER & SINGER OPINION"); and

                    (viii) a certificate dated the Closing Date and executed by an authorized executive officer of Abrika to the effect that the conditions set forth in Sections 5.1(a), (b) and (c) hereof shall have been satisfied as of the Closing Date.

               (b) PAR'S DELIVERIES. At the Closing, Par shall deliver the Purchase Price and the Note Purchase Price and duly execute and deliver the following:

                    (i)   the Collaboration Agreement;

                    (ii)  the Investors Rights Agreement;

                    (iii) the Amended Partnership Agreement; and

                    (iv) a certificate dated the Closing Date and executed by an authorized executive officer of Par to the effect that the conditions set forth in Sections 5.2(a), (b) and (c) hereof shall have been satisfied as of the Closing Date.

          3.   REPRESENTATIONS AND WARRANTIES.
               ------------------------------

          3.1 REPRESENTATIONS AND WARRANTIES AS TO ABRIKA. Abrika (and, solely with respect to Section 3.1(b)(ii) hereof, the General Partner) hereby represent and warrant to Par that, except as disclosed in that certain disclosure letter, dated and delivered to Par as of the date hereof, by and between the parties hereto (the "DISCLOSURE LETTER"):

               (a)  CAPITALIZATION.

                    (i) SCHEDULE 3.1(a)(i)(x) of the Disclosure Letter sets forth a true and complete list of the holders of all outstanding partnership interests and the respective type(s) and amount(s) of partnership interests held by them, along with the true and correct capital account of each partner in Abrika as of the date hereof and as of the date immediately after giving effect to the sale of the Partnership Interest contemplated hereby. To the Knowledge of Abrika (as defined in Section 3.1(c) hereof), none of the outstanding partnership interests of Abrika is subject to any voting trust or similar arrangement. All prior offerings and issuances of partnership interests of Abrika have been made in accordance with applicable federal and state securities Laws (as defined in Section 3.1(j) hereof). Except as provided in the Amended and Restated Agreement of Limited Partnership of Abrika, dated as of January 2004 (the "PARTNERSHIP AGREEMENT"), or, as of the Closing Date, the Amended Partnership Agreement or as set forth on SCHEDULE 3.1(a)(i)(y) of the Disclosure Letter, there are no outstanding obligations, options, warrants, rights, commitments, conversion or exchange rights, or other agreements of any character to which Abrika or the General Partner is a party or by which it is otherwise bound that provide for the repurchase, sale or issuance by Abrika of any partnership interests in Abrika or permit any Person (as defined in subsection
(ii) below) by virtue of such Person's interest in Abrika to share or participate in any of the management, profits, losses or capital of Abrika. As of the Closing, the Partnership Interest will have been duly authorized and validly issued to Par, free and clear of all liens, mortgages, pledges, charges, claims, security interests or encumbrances of any nature whatsoever (collectively, "LIENS"). As of the Closing, no Person shall have any rights, privileges, duties or obligations in its role and/or capacity as partner of Abrika, other than as set forth in the Amended Partnership Agreement (which includes the terms of Abrika's employment agreement with James New) and as provided under the Florida Limited Liability Limited Partnership Act and common law.

                    (ii) Except as set forth in the Partnership Agreement, there are no preemptive rights, rights of first refusal or first offer, consent or veto rights, change of control or similar rights, anti-dilution protections or other rights (the "PARTNERSHIP INTEREST RIGHTS") that any partner, officer, employee or director of Abrika or any other natural person, corporation, partnership, limited liability company or other entity (collectively, "PERSONS" and individually, a "PERSON") is (or would be) entitled to invoke or are otherwise in effect in connection with the sale of the Partnership Interest or the Note (including any conversion thereof) to Par or otherwise in respect of Abrika.

                    (iii) No Person has any demand, "piggy-back" or other rights to cause Abrika to file any registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), relating to any partnership interests or other securities of Abrika or to participate in any such registration statement.

               (b)  ORGANIZATION; GOOD STANDING; POWER.

                    (i) Abrika is a limited liability limited partnership duly organized, validly existing and in good standing under the laws of the State of Florida, and has the partnership power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted. Abrika is duly qualified to transact business in the states set forth on
SCHEDULE 3.1(b) of the Disclosure Letter. There are no other states or jurisdictions in which the character and location of the properties owned or leased by Abrika and/or the conduct of its business make any such qualification to transact business necessary, except any where the failure to be so qualified would not have a material adverse effect on the business, operations, condition (financial or other) or prospects of Abrika or the value of its properties or assets, taken as a whole (a "MATERIAL ADVERSE EFFECT"). Abrika's records contain true and complete recordings of all actions by vote or written consent of the holders of limited partnership interests in Abrika and the General Partner, as to which formal action was required to have been, or was in fact, taken by such holders or the General Partner.

                    (ii) The General Partner is a limited liability limited partnership duly organized, validly existing and in good standing under the Laws of the State of Florida, and has the partnership power and authority to carry on its business as presently conducted. The execution and delivery of this Agreement, the Collaboration Agreement and the Investors Rights Agreement by the General Partner on behalf of Abrika, and the execution of the Amended Partnership Agreement have been duly authorized by all necessary action on the part of the General Partner, and the General Partner has all necessary partnership power with respect thereto. Mr. Cohen controls the management and affairs of ABRIKA GPNER, LLC, which, in turn, controls the management and affairs of the General Partner.

               (c) AUTHORITY; VALIDITY; NO CONFLICTS. The execution and delivery by Abrika of this Agreement, the Collaboration Agreement, the Investors Rights Agreement and the Amended Partnership Agreement, the performance by Abrika of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary partnership action on the part of Abrika, and Abrika has all necessary partnership power with respect thereto. This Agreement and such other agreements have been (or will be) duly executed and delivered by Abrika and, subject to the due authorization, execution and delivery of this Agreement and such other agreements by Par, constitute (or will constitute) valid and binding obligations of Abrika, enforceable against Abrika in accordance with their respective terms, except to the extent that enforceability thereof may be limited by general equitable principles or the operation of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar Laws. Neither the execution and delivery by Abrika of this Agreement or such other agreements, nor the consummation of the transactions contemplated hereby or thereby, nor the performance by Abrika of its obligations hereunder or thereunder, will (or, with the giving of notice or the lapse of time or both, would): (i) subject to Abrika's obtaining the Rights Waiver/Consent, conflict with or violate any provision of the Partnership Agreement; (ii) give rise to a conflict, breach or default, or any right of termination, cancellation or acceleration of remedies or rights, or otherwise result in a loss of benefits to Abrika, under any material note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Abrika is a party or by which it or any of its properties or assets is otherwise bound; or (iii) violate any Law.

          For purposes of this Agreement, the phrase "THE KNOWLEDGE OF ABRIKA" or words of similar import relating to the knowledge or awareness of Abrika means facts or other information actually known by the General Partner, Mr. Cohen or any senior officer of Abrika.

               (d) INTERESTS IN OTHER ENTITIES. Except as set forth on SCHEDULE 3.1(d) of the Disclosure Letter, Abrika does not, directly or indirectly, (i) own, of record or beneficially, any shares of voting stock or equity securities of any Person; (ii) have any other ownership, equity or debt interest, of record or beneficially, in any Person; or (iii) have any obligation or plan, fixed or contingent, to purchase or subscribe for any interest in, advance or loan monies to, or in any way make an investment in, any Person or to share any profits generally or capital of any other Person.

               (e) GOVERNMENTAL AUTHORIZATIONS; THIRD-PARTY CONSENTS. Except for the Rights Waiver/Consent or those referred to in the Collaboration Agreement or the Investors Rights Agreement, no approval, consent, waiver, exemption, order, authorization or other action by, or notice to or filing with, any Governmental Authority (as defined below) or any Person, and no lapse of a waiting period, is required (so as not to violate any Law or breach any material contract or other agreement) to be obtained by Abrika in connection with (or in order to permit) the execution, delivery or performance by Abrika of this Agreement, the Collaboration Agreement or the Investors Rights Agreement or the consummation of the transactions contemplated hereby or thereby (collectively, "CONSENTS"). For purposes of this Agreement, the term "GOVERNMENTAL AUTHORITY" means any U.S. Federal, state, foreign or local government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority, body, board or agency, including any self-regulatory organization.

               (f) FINANCIAL STATEMENTS. Abrika has delivered to Par true and complete copies of its (i) audited balance sheet as of December 31, 2003 and the related audited statements of income (loss) and cash flow for the fiscal year then ended (the "2003 FINANCIAL STATEMENTS") and (ii) unaudited balance sheet as of September 30, 2004 (the "INTERIM BALANCE SHEET") and the related unaudited statements of income (loss) and cash flow for the nine- (9) month period then ended (the "INTERIM FINANCIAL STATEMENTS"). The 2003 Financial Statements and the Interim Financial Statements are collectively referred to herein as the "FINANCIAL STATEMENTS," and are set forth on SCHEDULE 3.1(f) of the Disclosure Letter. The Financial Statements, including any notes thereto, were prepared in accordance with United States generally accepted accounting principles, subject in respect of the Interim Financial Statements to normal year end audit adjustments only, applied on a consistent basis throughout the periods involved and fairly present, in all material respects, the financial position of Abrika as of the dates indicated and the results of its operations for the periods covered thereby. The books and records of Abrika are, in all material respects, true and complete, have been maintained in accordance with good business practices, and accurately reflect the basis for the financial condition and results of operations of Abrika set forth in its financial statements.

               (g) ABSENCE OF CERTAIN CHANGES. Since September 30, 2004, (i) there has been no revocation of or change in any contract, Permit (as defined in Section 3.1(l) hereof) or right to do business, nor any event, failure, circumstance or occurrence that, in any such case or in the aggregate, has resulted, or could reasonably be expected to result, in a Material Adverse Effect; (ii) Abrika has not made any cash or other distribution upon or with respect to any of its partnership interests, redeemed, purchased or otherwise acquired, any of its partnership interests or issued or sold any partnership or other equity interests; (iii) there has been no material change in any compensation arrangement or agreement with any partner, employee (whose annual compensation exceeds $100,000), officer, director or Affiliate (as defined in
Section 3.1(o) hereof) of Abrika; (iv) there has not been any waiver or compromise by Abrika of any material right or material debt owed to it; (v) there has not been any satisfaction or discharge of any Lien or claim or the payment of any obligation by Abrika, except in the ordinary course of business;
(vi) there has not been any material change to or termination or cancellation of any Material Contract (as defined in Section 3.1(r) hereof); (vii) there has not been any sale, assignment, license or transfer of any material patents, trademarks, copyrights, trade secrets or other intellectual property rights of Abrika; (viii) there has not been any acquisition or disposition by Abrika of any material properties or assets other than in the ordinary course of business;
(ix) there has not been any material change in the financial reporting or tax accounting practices of Abrika; and (x) there has been no agreement or commitment by Abrika to do or perform any of the acts described in this Section 3.1(g).

               (h) TAX MATTERS. Except as set forth on SCHEDULE 3.1(h) of the Disclosure Letter: (i) Abrika has filed (on a timely basis) with the appropriate Governmental Authorities all U.S. Federal, state, local and foreign Tax Returns (as defined below) required to be filed by it and has timely paid in full all Taxes (as defined below) due; (ii) all such Tax Returns were true and complete;
(iii) Abrika is not the beneficiary of any extension of time within which to file any Tax Return; (iv) Abrika has provided Par with true and complete copies of all Tax Returns filed by it since its inception; (v) there are no filed or other known Tax Liens upon any properties or assets of Abrika other than any statutory Liens for Taxes not yet due and payable; (vi) Abrika has not waived any statute of limitations in respect of Taxes or executed or filed with any

Governmental Authority any agreement extending the period for the assessment or collection of any Taxes, and it is not a party to any pending or, to the Knowledge of Abrika, threatened suit, action or proceeding by any Governmental Authority for the assessment or collection of Taxes; (vii) no claim has been made by a Governmental Authority in any jurisdiction where Abrika does not file Tax Returns that Abrika is or may be subject to taxation by such jurisdiction;
(viii) there has been no examination or audit with respect to Taxes with respect to any year since Abrika's inception; (ix) Abrika has timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, partner, creditor or other Person, and all forms W-2 and 1099 required with respect thereto have been properly completed and timely filed; (x) Abrika has not owned a "United State Real Property Interest" (within the meaning of Code Section 897(c)(1)) at any time; (xi) Abrika is not a party to or otherwise bound by any Tax indemnification, allocation or sharing agreement; (xii) except as set forth in the Tax Returns filed by Abrika or in the 2003 Financial Statements, Abrika will not be required to include any item of income in, or exclude any item of deduction from, its taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (w) change in method of accounting for a taxable period ending on or prior to the Closing Date, (x) "closing agreement," as described in Code Section 7121 (or any corresponding provision of state, local or foreign Tax Law), (y) installment sale or open transaction disposition made on or prior to the Closing Date or (z) prepaid amount received on or prior to the Closing Date; and (xiii) since its inception, Abrika has been treated as a partnership for U.S. federal, state and local income Tax purposes and is not, and has never been, a "publicly traded partnership," within the meaning of Code Section 7704(b).

          For purposes of this Agreement, the term "TAX" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "CODE")), customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax, of any kind, whatsoever, including any interest, penalty or addition thereto, whether disputed or not, and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person. For purposes of this Agreement, the term "TAX RETURN" means any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment(s) thereof.

               (i) LITIGATION. Except as set forth on SCHEDULE 3.1(i) of the Disclosure Letter, there are no claims, suits, actions, administrative, arbitration or other proceedings, or governmental investigations pending or, to the Knowledge of Abrika, threatened against Abrika. There are no outstanding judgments, orders, stipulations, injunctions, decrees or awards against Abrika that have not been fully satisfied.

               (j)  COMPLIANCE WITH APPLICABLE LAWS.

                    (i) Abrika and all of the Pharmaceutical Products (as defined below), including all manufacturing, warehousing, distributing and testing operations relating to the Pharmaceutical Products, are (and have been since Abrika's inception) in compliance in all material respects with all applicable foreign, U.S. Federal, state and local statutes, judgments, decrees, laws, ordinances, rules, regulations, injunctions and orders of Governmental Authorities (collectively, "LAWS"), other than environmental Laws, which are covered by Section 3.1(k) hereof, including all applicable current Good Manufacturing Practices of the FDA (as defined below).

                    For purposes of this Agreement, the term "PHARMACEUTICAL PRODUCTS" means all products that are subject to the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. Section 301 et seq., the Controlled Substances Import and Export Act, 21 U.S.C. Section 951 et seq., or to any analogous state, local or foreign Law and to the jurisdiction of the U.S. Food and Drug Administration, or any successor Governmental Authority (the "FDA"), the U.S. Drug Enforcement Administration, or any successor Governmental Authority (the "DEA") or of any analogous state, local or foreign Governmental Authority and that have been manufactured, distributed, marketed or sold by Abrika.

                    (ii) Abrika has not, since its inception, received from any Governmental Authority, including the FDA, the DEA and any analogous state, local or foreign Governmental Authority, any written notice (x) alleging any violation by Abrika of any Law relating to any of the Pharmaceutical Products or
(y) commencing, or threatening to commence, any action to withdraw its approval, registration or licensure of any Pharmaceutical Product. No investigation, regulatory enforcement action (including seizure, injunction, civil penalty criminal action or other proceeding) or any related Governmental Authority review is or, in respect of any Pharmaceutical Product, was at any time since Abrika's inception pending or, to the Knowledge of Abrika, is threatened by any Governmental Authority with respect to (A) any alleged or actual violation by Abrika, or by any Pharmaceutical Product, of any Permit or Law or (B) any alleged or actual failure to have or maintain in effect all Permits required in connection with the facilities owned or used, or the operations conducted, by Abrika.

                    (iii) No Pharmaceutical Product has been withdrawn, suspended or discontinued by Abrika as a result of any action by the FDA, the DEA or any analogous state, local or foreign Governmental Authority, either within or outside the United States (whether voluntarily or otherwise), since Abrika's inception.

                    (iv) No Pharmaceutical Product manufactured and distributed by Abrika has been (x) adulterated within the meaning of 21 U.S.C. Section 351 (or any similar Law); (y) misbranded within the meaning of 21 U.S.C. Section 352 (or any similar Law); or (z) a product in violation of 21 U.S.C. Section 355 (or any similar Law).

                    (v) To the Knowledge of Abrika, no officer, employee or agent of Abrika has made any untrue statement of a material fact or a fraudulent statement to the FDA, the DEA or any analogous state, local or foreign Governmental Authority, failed to disclose any material fact required to be disclosed to the FDA, the DEA or any analogous state, local or foreign Governmental Authority, or committed an act, made a statement or failed to make a statement that, at the time such act, statement or omission was made, could reasonably be expected to provide a basis for the FDA, the DEA or any analogous state, local or foreign Governmental Authority to invoke the FDA's policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any analogous policy, nor has any director, officer, employee or agent of Abrika been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. Section 335a(a) (or any similar Law) or authorized by 21 U.S.C. Section 335a(b) (or any similar Law).

                    (vi) Abrika has provided reasonable access (and reasonably identified) to Par all material documents in its possession or control (i) concerning communications to or from the FDA, the DEA or any analogous state, local or foreign Governmental Authority with respect to any Pharmaceutical Product; or (ii) prepared by the FDA, the DEA or any analogous state, local or foreign Governmental Authority with respect to any Pharmaceutical Product, in each case that bears, in any material respect, on compliance with the requirements of the FDA, the DEA or of any analogous state, local or foreign Governmental Authority regarding any Pharmaceutical Product, including any regulatory inspection observation, deficiency letter, warning letter, non-approvable letter/order, withdrawal letter/order, objection to Pharmaceutical Product marketing, promotion or similar document.

               (k) ENVIRONMENTAL MATTERS. All activities at or upon any real property presently or formerly owned, operated and/or leased by or on behalf of Abrika (the "FACILITIES") and, to the Knowledge of Abrika, any other Persons have been conducted in compliance with all material Laws relating to (i) the handling of Hazardous Substances (as defined below), (ii) discharges into the air, soil, surface water or groundwater and (iii) the storage, treatment and disposal of any Hazardous Substances at or connected with any activity at the Facilities ("ENVIRONMENTAL LAWS"). To the Knowledge of Abrika, no Hazardous Substances or other substances or wastes have been released, discharged or disposed of from, on or under the Facilities during Abrika's occupancy and use thereof where such release, discharge or disposal was not in compliance in all material respects with, or required the notification of a Governmental Authority or a response or other affirmative action under, any Environmental Law.

          For purposes of this Agreement, the term "HAZARDOUS SUBSTANCES" means materials that constitute or contain hazardous or toxic substances or wastes, pollutants or contaminants, including petroleum products, asbestos and polychlorinated biphenyls.

               (l) PERMITS. Abrika has all material governmental permits, approvals, licenses, certificates, franchises, authorizations, consents and orders necessary for the operation of the business of Abrika in the manner that it is presently conducted (collectively, "PERMITS"), and all such Permits are valid and in full force and effect.

               (m) TITLE TO PROPERTIES. Abrika has good title to, or a valid and enforceable interest in, all of the properties and assets (personal and mixed, tangible and intangible) that it purports to own, including those properties and assets reflected on the Interim Balance Sheet (except for properties or assets sold or otherwise disposed of in the ordinary course of business and consistent with past practice since the date of the Interim Balance Sheet), free and clear of all Liens (other than Liens that arise in the ordinary course of business and do not materially impair Abrika's use or ownership of such properties or assets).

               (n) ABSENCE OF UNDISCLOSED LIABILITIES. To the knowledge of Abrika, it does not have any debts, liabilities, commitments or obligations, whether absolute or contingent, fixed in amount or unfixed (collectively, "LIABILITIES"), including guarantees and indemnities by Abrika of the Liabilities of any other Person, except (i) Liabilities as and to the extent reflected on the Interim Balance Sheet; (ii) Liabilities incurred by it in the ordinary course of business and consistent with past practice since the date of the Interim Balance Sheet (none of which is a material Liability for breach of contract or warranty, tort, infringement, claim, lawsuit or other proceeding), which are adequately reflected on the books and records of Abrika; and (iii) obligations not in default under contracts entered into by Abrika in the ordinary course of its business.

               (o) INTELLECTUAL PROPERTY. SCHEDULE 3.1(o)(i) of the Disclosure Letter sets forth a true and complete list of all licenses, patents, patents pending, registered copyrights, trade names, registered trademarks, domain names and registered service marks owned by Abrika. No partner, manager, officer, director or employee of Abrika, or any "AFFILIATE" or "ASSOCIATE" of Abrika or such Persons (as such quoted terms are defined in Rule 405 promulgated under the Securities Act and as used herein, "AFFILIATE" and "ASSOCIATE"), has any ownership, royalty or other interest in any of the Intellectual Property, other than as a partner in Abrika. Abrika has either exclusive right, title and interest in and to, or valid and enforceable rights under contract to use, all items of Intellectual Property material to the business of Abrika as it is presently conducted or contemplated to be conducted, free and clear of all Liens. To the Knowledge of Abrika, except as set forth on SCHEDULE 3.1(o)(ii) of the Disclosure Letter, none of the Intellectual Property infringes or conflicts with, and Abrika has not received any notice of infringement of or conflict with, any license, patent, copyright, trademark, service mark or other intellectual property right of any other Person and, to the Knowledge of Abrika, there is no infringement or unauthorized use by any Person of any of the Intellectual Property. Except as set forth on SCHEDULE 3.1(o)(ii) of the Disclosure Letter, the validity or enforceability of any of the Intellectual Property or the title of Abrika thereto has not been questioned in any litigation, governmental inquiry or legal proceeding to which Abrika is a party and, to the Knowledge of Abrika, no such litigation, governmental inquiry or proceeding is threatened. Abrika has taken reasonable precautions to preserve the confidentiality of all trade secrets, proprietary and other confidential information material to the business and operations of Abrika.

               For purposes of this Agreement, the term "INTELLECTUAL PROPERTY" means all patents and patent rights, trademarks and trademark rights, trade names and tradename rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, domain names owned and/or used by Abrika in the conduct of its business; and all product names, logos, slogans, designs, trade secrets, industrial models, proprietary data, methodologies, computer programs and software (including all source codes, but excluding so-called "off-the-shelf" software) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how, inventions, works of authorship, management information systems, and all pending applications for and registrations of patents, trademarks, service marks and copyrights owned or used by Abrika in the conduct of its business, in each such case, including all forms (e.g., electronic media, computer disks) in which such items are recorded.

               (p) INSURANCE. SCHEDULE 3.1(p) of the Disclosure Letter sets forth a true and complete list of all material policies of insurance under which Abrika, the General Partner (in its capacity as general partner) or any of their officers or directors (in such capacity) is an insured party, beneficiary or loss payable payee. Such policies are in full force and effect. Abrika is not in breach or default in any material respect with respect to any provision contained in any such policy, and Abrika has not received or given a notice of cancellation or non-renewal with respect to any such policy.

               (q) EMPLOYEE ARRANGEMENTS. Abrika is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Knowledge of Abrika, otherwise sought to represent any of the employees of Abrika. Abrika has not at any time since its inception had, nor is there now threatened, any walkout, strike, picketing, work stoppage, planned work slowdown or similar occurrence. No union or other collective bargaining unit has been certified or formally recognized by Abrika. All key employees of Abrika have, or will have prior to the Closing Date, executed appropriate confidentiality or non-disclosure agreements. Abrika is not aware that any officer or key employee of it intends to terminate his/her employment with Abrika nor does Abrika have any present intention to terminate the employment of any of its officers or key employees. Abrika is not aware that any of its officers, key employees or key consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency or other restriction, that could interfere with his/her duties to Abrika or to promote the interests of Abrika or that could conflict with Abrika's business as presently conducted.

               (r) CONTRACTS. SCHEDULE 3.1(r) of the Disclosure Letter sets forth a true and complete list of each contract, purchase order, agreement, mortgage, note, commitment, obligation and undertaking to which Abrika is a party or by which it is otherwise bound that (i) by its stated terms requires payments in excess of $200,000, (ii) involves the lease by or to Abrika of real property, or the licensing of any material intellectual property by or to Abrika, (iii) provides for the employment of any of Abrika's executives or (iv) imposes on Abrika any exclusivity, first refusal or offer, non-competition or indemnification provisions that restrict or obligate Abrika in any material respect (collectively, the "MATERIAL CONTRACTS"). True and complete copies of all Material Contracts required to be set forth on SCHEDULE 3.1(r) of the Disclosure Letter have been made available to Par, and each of them is in full force and effect. There has been no threatened cancellation of any of the Material Contracts and there are no outstanding material disputes thereunder. There are no defaults or breaches in respect of the Material Contracts by Abrika or, to the Knowledge of Abrika, any other Person that is a party thereto. There are no defaults or breaches in respect of any contracts or other agreements (including the Material Contracts) by Abrika or, to the Knowledge of Abrika, any other Person that is a party thereto, that could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. Except as set forth in SCHEDULE 3.1(r) of the Disclosure Letter, there are no agreements, understandings or arrangements with any other Person in respect of any of the Material Contracts that (x) give any Person the right to renegotiate or require a reduction in the price paid to Abrika or the repayment of any amount previously paid, (y) provide for the sharing of any revenues or profits by or with Abrika or (z) provide for discounts, rebates, allowances or extended payment terms.

               (s) PRODUCTS. SCHEDULE 3.1(s) of the Disclosure Letter sets forth a true and complete list of products that are currently manufactured, developed, researched, packaged, labeled, distributed or sold by Abrika at or from its facility located in Sunrise, Florida. In respect of each of such products, the particular regulatory or product status has been presented to the FDA or other Governmental Authority under the name of Abrika and SCHEDULE 3.1(s) of the Disclosure Letter also sets forth a description of the regulatory status thereof (as of the date hereof), including information regarding any applications (including any new drug application filed with, and seeking the approval of any pharmaceutical product of, the FDA and any abbreviated new drug application, as more fully defined in 21 U.S.C. ss.355) filed with the FDA or any other Governmental Authority in connection with the safety, efficacy, sale, distribution or use of each such product.

               (t) BROKERS. No agent, broker, firm or other Person acting on behalf of Abrika, or under the authority of Abrika, is or shall be entitled to a brokerage commission, finder's fee or similar payment in connection with any of the transactions contemplated hereby from Abrika or Par.

               (u) DISCLOSURE; DISCLOSURE SCHEDULES. No representation or warranty made by Abrika in this Agreement contains, or when made by Abrika in the Collaboration Agreement or the Investors Rights Agreement will contain, when executed and delivered, any untrue statement of a material fact or omits or, in the case of the Collaboration Agreement, the Investors Rights Agreement or the Partnership Agreement, will omit to state a material fact necessary in order to make the statements herein or therein not misleading. All schedules to this Agreement are integral parts of this Agreement. Nothing in a schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the schedule identifies the exception with reasonable particularity, including by cross-reference to another schedule to this Agreement.

               (v) AFFILIATED TRANSACTIONS. Except as set forth on SCHEDULE 3.1(v) of the Disclosure Letter or as a party to the Partnership Agreement, no partner, manager, director or officer of Abrika (or any of their respective Affiliates or Associates) (i) is a party to or otherwise a beneficiary of any agreement, loan or other transaction or arrangement (oral or written) with or involving Abrika (ii) has any claim, monetary or otherwise, against Abrika or
(iii) has or has had any right or interest in or to any material property, rights or assets owned or used by Abrika in its business or activities.

          3.2 REPRESENTATIONS AND WARRANTIES OF PAR. Par hereby represents and warrants to Abrika as follows:

               (a) ORGANIZATION AND POWER. Par is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted.

               (b) AUTHORITY; VALIDITY; NO CONFLICTS. The execution and delivery by Par of this Agreement, the Collaboration Agreement, the Investors Rights Agreement and the Amended Partnership Agreement, the performance by Par of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Par, and Par has all necessary corporate power with respect thereto. This Agreement and such other agreements to which it shall become a party have been (or will be) duly executed and delivered by Par and, subject to the due authorization, execution and delivery of this Agreement and such other agreements by Abrika, constitute (or will constitute) the valid and binding obligations of Par, enforceable against Par in accordance with their respective terms, except to the extent that enforceability thereof may be limited by general equitable principles or the operation of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar Laws. Neither the execution and delivery by Par of this Agreement or such other agreements, nor the consummation of the transactions contemplated hereby or thereby, nor the performance by Par of its obligations hereunder or thereunder, will (or, with the giving of notice or the lapse of time or both, would) (i) conflict with or violate any provision of Par's certificate of incorporation or bylaws; or (ii) violate any Law.

               (c) LITIGATION. There are no actions pending to which Par is a party that seek to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

               (d) PURCHASE FOR OWN ACCOUNT. The Partnership Interest and the Note (collectively, the "SECURITIES") are being acquired for investment for Par's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act.

               (e) INVESTMENT EXPERIENCE. Par understands that the purchase of the Securities involves substantial risk. Par has experience as an investor in securities of companies and acknowledges that it can bear the economic risk of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Securities and protecting its own interests in connection with such investment.

               (f) RELIANCE UPON PURCHASER'S REPRESENTATIONS. Par understands that the issuance and sale of the Securities to it will not be registered under the Securities Act on the ground that such issuance and sale will be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Abrika's reliance on such exemption is based, in part, on Par's representations set forth herein.

               (g) RECEIPT OF INFORMATION. Par has had an opportunity to ask questions and receive answers from Abrika regarding the terms and conditions of the issuance and sale of the Securities and the business, properties and financial condition of Abrika and to obtain any additional information requested and has received and considered all information that it deems relevant to make an informed decision to purchase the Securities.

               (h) RESTRICTED SECURITIES. Par understands that the Securities have not been registered under the Securities Act and, notwithstanding anything to the contrary contained in the Amended Partnership Agreement, Par will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless (i) pursuant to an effective registration statement under the Securities Act, (ii) such holder provides Abrika with an opinion of counsel, in a generally acceptable form, to the effect that a sale, assignment or transfer of the Securities may be made without registration under the Securities Act and the transferee agrees to be bound by the terms and conditions of this Agreement, (iii) such holder provides Abrika with evidence of compliance with Rule 144 promulgated under the Securities Act ("RULE 144"), including reasonable assurances (in the form of seller and broker representation letters) that the Securities may be sold pursuant to Rule 144, or (iv) pursuant to Rule 144(k) promulgated under the Securities Act following the applicable holding period.

               (i) LEGENDS. Par agrees that the certificates for the Securities shall bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE LAWS AND RULES, OR UNLESS IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE STATE LAWS AND RULES."

          In addition, Par agrees that Abrika may place appropriate stop transfer orders with its transfer agent in respect of such certificates in order to implement the restrictions on transfer set forth in this Agreement.

               (j) BROKERS. No agent, broker, firm or other Person acting on behalf of Par, or under the authority of Par, is or shall be entitled to a brokerage commission, finder's fee or similar payment in connection with any of the transactions contemplated hereby from Abrika or Par.

          4.   COVENANTS. Abrika and Par hereby covenant and agree as follows:

          4.1 INVESTIGATION BY PAR. From the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms: (a) Par may, through its representatives (including its counsel, accountants and consultants), make such investigations of the properties, offices and operations of Abrika and such audit of the financial condition and results of operations of Abrika as it deems reasonably necessary or advisable in connection with the transactions contemplated hereby, including any investigations enabling it to familiarize itself with such properties, offices, operations and financial condition; such investigations shall not, however, affect or limit Abrika's representations, warranties and agreements contained herein; (b) Abrika shall permit Par and its authorized representatives to have reasonable access to the premises and to all books and records and Tax Returns of Abrika, and Par shall have the right to make copies thereof and excerpts therefrom; (c) Par and its representatives may, upon reasonable notice to Abrika, contact and communicate with key employees, suppliers, customers and creditors of Abrika; and (d) Abrika shall timely furnish Par with such financial, business and operating data and other information with respect to Abrika and its operations as Par may from time to time reasonably request.

          4.2 CONDUCT BUSINESS IN ORDINARY COURSE. From the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, Abrika shall (i) conduct the business and operations of Abrika in the ordinary course as heretofore conducted, (ii) use reasonable efforts to preserve the present relationships between Abrika and its suppliers, distributors, customers and other Persons having business relationships with it,
(iii) not declare or make any distribution upon or with respect to any of its partnership or other equity interests and (iv) not repeal, alter or adopt, except as contemplated by Section 2.2(a)(i) hereof, any amendment to the Partnership Agreement or of any other organizational documents of Abrika.

          4.3 SUPPLEMENTAL DISCLOSURE. Each of the parties agrees that, with respect to the representations and warranties made by it in this Agreement, it shall have a continuing obligation up through the Closing promptly to provide reasonably detailed disclosure to the other party with respect to any matter hereafter arising or discovered that, if existing or known as of the date hereof, would otherwise have been required to be set forth or described herein, including the Schedules of the Disclosure Letter; PROVIDED, HOWEVER, that such disclosure shall not be deemed to modify, amend or supplement the representations and warranties made in this Agreement or the Schedules of the Disclosure Letter unless the other party shall have expressly so consented in writing.

          4.4 PUBLIC ANNOUNCEMENTS. Abrika and Par shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the Collaboration Agreement, the Investors Rights Agreement or the Amended Partnership Agreement, or the transactions contemplated hereby or thereby, and any press release or any public statement shall be subject to the mutual agreement of the parties, except as may be required by applicable Law.

          4.5 INVESTOR RIGHTS WAIVER/CONSENT; CONSENTS. From the date hereof until the Closing Date, the General Partner, Abrika and Mr. Cohen shall use their best efforts to obtain the Rights Waiver/Consent from all Persons who have Partnership Interest Rights and any necessary Consents.

          5.   CONDITIONS TO CLOSING.
               ---------------------

          5.1 CONDITIONS TO PAR'S OBLIGATION TO CLOSE. The obligation of Par to perform the actions contemplated to be performed by it at the Closing shall be subject to the satisfaction of each of the following conditions, any one or more of which may be waived by Par in writing at or prior to the Closing:

               (a) AGREEMENTS AND CONDITIONS. On or before the Closing Date, Abrika shall have complied with and duly performed all agreements, covenants and conditions on its part to be complied with and performed pursuant to or in connection with this Agreement on or before such date.

               (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Abrika and the General Partner contained in this Agreement shall be true and correct in all material respects, other than representations and warranties that contain materiality or knowledge standards or qualifications, which representations and warranties shall be true and correct in all respects, on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

               (c) NO LEGAL PROCEEDINGS. No court or governmental suit, action or proceeding shall have been instituted or overtly threatened to restrain or prohibit the transactions contemplated hereby and, as of the Closing Date, there shall be no court or governmental suit, action or proceeding pending or threatened against or affecting Abrika that involves a demand for any judgment or Liability, whether or not covered by insurance, that could reasonably be expected to have a Material Adverse Effect.

               (d) OFFICER'S CERTIFICATE. Par shall have received a certificate, dated the Closing Date and executed by the General Partner, to the effect that the conditions set forth in Sections 5.1(a), (b) and (c) hereof shall have been satisfied.

               (e)  COLLABORATION   AGREEMENT.   Par  shall  have  received  the
Collaboration Agreement, duly executed and delivered by Abrika.

               (f) INVESTORS RIGHTS AGREEMENT. Par shall have received the Investors Rights Agreement, duly executed and delivered by Abrika and the General Partner.

               (g) AMENDED PARTNERSHIP AGREEMENT. Par shall have received a copy of the Amended Partnership Agreement, duly executed and delivered by Abrika, the General Partner and the requisite number of limited partners necessary to amend such Agreement.

               (h) NOTE. Par shall have received the Note, duly executed and delivered by Abrika.

               (i)  SECRETARY'S   CERTIFICATE.   Par   shall  have   received  a
certificate, dated the Closing Date and executed by the Secretary (or equivalent) of Abrika, certifying the incumbency and signatures of the officers officers/partners of Abrika authorized to act on behalf of Abrika in connection with the transactions contemplated hereby and attaching and certifying as true and complete copies of (i) the resolutions duly adopted by the General Partner authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) the Amended Partnership Agreement.

               (j) CERTIFICATES OF STATUS. Par shall have received certificates from the Secretary of State of the State of Florida and of each jurisdiction set forth on Schedule 3.1(b) of the Disclosure Letter stating that Abrika has filed its most recent annual report, has not filed a certificate of dissolution or withdrawal and is in good standing in each such jurisdiction.

               (k) OPINION OF COUNSEL. Abrika shall have furnished Par with a signed copy of the Proskauer Opinion and the Comiter & Singer Opinion.

          5.2 CONDITIONS TO ABRIKA'S OBLIGATION TO CLOSE. The obligation of Abrika to perform the actions contemplated to be performed by it at the Closing shall be subject to the satisfaction of each of the following conditions, any one or more of which may be waived by Abrika in writing at or prior to the
Closing:

               (a) AGREEMENTS AND CONDITIONS. On or before the Closing Date, Par shall have complied with and duly performed all agreements, covenants and conditions on its part to be complied with and performed pursuant to or in connection with this Agreement on or before such date.

               (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Par contained in this Agreement shall be true and correct on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

               (c) NO LEGAL PROCEEDINGS. No court or governmental suit, action or proceeding shall have been instituted or overtly threatened to restrain or prohibit the transactions contemplated hereby.

               (d) OFFICER'S CERTIFICATE. Abrika shall have received a certificate, dated the Closing Date and executed by an authorized executive officer of Par, to the effect that the conditions set forth in Sections 5.2(a),
(b) and (c) hereof shall have been satisfied.

               (e) PURCHASE PRICE. Par shall have delivered to Abrika the Purchase Price and the Note Purchase Price.

               (f) COLLABORATION AGREEMENT. Abrika shall have received the Collaboration Agreement, duly executed and delivered by Par.

               (g) INVESTORS RIGHTS AGREEMENT. Abrika shall have received the Investors Rights Agreement, duly executed and delivered by Par.

               (h) AMENDED PARTNERSHIP AGREEMENT. Abrika shall have received a copy of the Amended Partnership Agreement, duly executed and delivered by Par.

               (i) RIGHTS WAIVER/CONSENT. Subject to Section 4.5 hereof, Abrika shall have received the Rights Waiver/Consent, duly executed and delivered by Persons who hold, in the aggregate, at least ninety-five (95%) percent of Abrika's outstanding limited partnership interests. Anything in this Agreement to the contrary notwithstanding, if the foregoing condition of this Section 5.2(i) shall be satisfied but one or more limited partners of Abrika shall have exercised preemptive rights in connection with the purchase by Par of the Partnership Interest contemplated by this Agreement, then (i) the Partnership Interest to be purchased by Par pursuant to this Agreement shall be reduced by the limited partnership interests sold or to be sold to such limited partners who are exercising or have exercised such preemptive right and (ii) the Purchase Price shall be reduced proportionately.

          6.   SURVIVAL; INDEMNIFICATION.
               -------------------------

          6.1 SURVIVAL OF REPRESENTATIONS; LIMITATIONS. (a) Notwithstanding any right of Par to investigate the business and condition of Abrika, Par shall be entitled to rely upon the representations, warranties, covenants and agreements of Abrika. All representations and warranties contained in this Agreement (including the Schedules of the Disclosure Letter) and in all certificates to be delivered in connection herewith shall be deemed to be representations and warranties hereunder and shall survive the Closing Date until May 31, 2006; PROVIDED, HOWEVER, that (i) such time limitation shall not apply to the representations and warranties contained in Sections 3.1(a) (Capitalization), 3.1(b) (Organization; Good Standing; Power), 3.1(c) (Authority; Validity; No Conflicts), 3.1(h) (Tax Matters), 3.1(t) (Brokers), 3.2(b) (Authority; Validity; No Conflicts) and 3.2(j) (Brokers) hereof, which shall survive until thirty (30) days following the expiration of the applicable statute of limitations (including any extension(s) thereof) and (ii) the representations and warranties contained herein shall survive the time(s) that they would otherwise terminate with respect to claims of which notice has been given as provided in this Agreement prior to such termination. Any limitation or qualification set forth in any one representation and warranty contained in Section 3 hereof shall not limit or qualify any other representation and warranty contained in such Section. Each representation and warranty included in Section 3 is independent and shall be interpreted without regard to any other representation or warranty contained in Section 3 (including any more inclusive representation or warranty).

               (b) The aggregate dollar amount of Par's and Abrika's indemnification obligations hereunder may not exceed the sum of the Purchase Price and the Note Purchase Price (the "CLAIMS LIMITATION"), except for any breach of the provisions of Sections 7.1 or 7.2 hereof, in which event the Claims Limitation shall not apply. In addition, no party shall make a single indemnity claim hereunder of a value of less than $5,000.

          6.2 INDEMNITIES OF ABRIKA. Abrika shall indemnify, defend and hold harmless Par, its Affiliates and their respective directors, officers, agents, successors and permitted assigns from and against, and shall pay and/or reimburse the foregoing Persons for, any and all losses, liabilities, claims, obligations, penalties, damages, costs and expenses (including all reasonable attorneys' fees and disbursements and other costs incurred or sustained), whether or not involving a third-party claim (collectively, "LOSSES"), relating to or arising out of the breach (or alleged breach if asserted by a third party) of any representation, warranty, covenant or agreement of Abrika contained in this Agreement.

          6.3 INDEMNITIES OF PAR. Par shall indemnify, defend and hold harmless Abrika, its Affiliates and their respective partners, officers, agents, successors and permitted assigns from and against, and shall pay and/or reimburse the foregoing Persons for, any and all Losses relating to or arising out of the breach (or alleged breach if asserted by a third party) of any representation, warranty, covenant or agreement of Par contained in this Agreement.

          6.4 PROCEDURES FOR INDEMNIFICATION; DEFENSE. If any person entitled to indemnification hereunder (the "INDEMNITEE") receives notice of any claim or the commencement of any suit, action or proceeding with respect to which the other party is obligated to provide indemnification (the "INDEMNIFYING PARTY") pursuant to Section 6.2 or 6.3 hereof, the Indemnitee shall give the Indemnifying Party written notice thereof within a reasonable period of time following the Indemnitee's receipt of such notice. Such notice shall describe the claim in reasonable detail and indicate the amount (estimated if appropriate) of the Losses that have been or may be sustained by the Indemnitee. The failure to so provide such notice shall not affect the Indemnifying Party's obligations hereunder, unless such Party is materially prejudiced as a result thereof. The Indemnifying Party may, subject to the other provisions of this
Section 6.4, compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnitee in respect of a third-party claim. If the Indemnifying Party shall elect to compromise or defend such asserted liability, it shall, within thirty (30) days (or sooner, if the nature of the asserted liability reasonably so requires), notify the Indemnitee of its intention to do so and the Indemnitee shall reasonably cooperate, at the request and reasonable expense of the Indemnifying Party, in the compromise of, or defense against, such asserted liability. The Indemnifying Party shall not be released from any obligation to indemnify the Indemnitee hereunder with respect to a claim without the prior written consent of the Indemnitee, unless the Indemnifying Party shall deliver to the Indemnitee a duly executed agreement settling or compromising such claim with no monetary liability to, or injunctive relief against, the Indemnitee and a complete release of the Indemnitee with respect thereto, which agreement shall not limit or impair the Indemnitee's ability to conduct its business. The Indemnifying Party shall have the right, except as provided below in this Section 6.4, to conduct and control the defense of any third-party claim made for which it has been provided notice hereunder. All costs and fees incurred with respect to any such claim shall be borne by the Indemnifying Party. The Indemnitee may participate in, but not control, at its own expense, the defense or settlement of any such claim; PROVIDED, that if the Indemnitee and the Indemnifying Party shall have conflicting claims or defenses, the Indemnifying Party shall not be entitled to control any such conflicting claims or defenses and the Indemnitee shall be entitled to appoint a separate counsel for such claims and defenses, at the cost and expense of the Indemnifying Party; PROVIDED, FURTHER, that if the Indemnifying Party shall not assume and pursue in a timely and diligent manner the defense of any third-party claim, the Indemnifying Party shall be deemed to have ceded control of such claim and the Indemnitee shall be entitled to appoint a counsel of its choice for such defense, at the cost and expense of the Indemnifying Party. If the Indemnifying Party shall choose to defend any claim, the Indemnitee shall, subject to Section
7.2 hereof, make available to the Indemnifying Party any books, records or other documents within its control that are reasonably required for, and otherwise cooperate with the Indemnifying Party with respect to, such defense.

          7.   POST-CLOSING COVENANTS.
               ----------------------

          7.1  INFORMATION RIGHTS.

               (a) Abrika covenants and agrees that (i) so long as Par holds the Partnership Interest, (x) within forty-five (45) days after the end of each fiscal quarter of Abrika, it will provide Par with quarterly unaudited financial statements, (y) as soon as reasonably practicable after the end of Abrika's fiscal year, but in any event, within one hundred fifty (150) days after the end of Abrika's fiscal year, it will provide Par with audited financial statements for such fiscal year; and (ii) so long as Par holds at least the Equity Position Threshold (as defined below), Abrika shall permit any authorized representative of Par full access, at all reasonable times and upon reasonable notice to Abrika, to the books, records and properties of Abrika for any reasonable purpose; PROVIDED, HOWEVER, that Par shall not, except as otherwise contemplated hereby or by the Investors Rights Agreement or the Collaboration Agreement, be entitled to access to any other confidential information that would provide Par with a competitive advantage over Abrika. For purposes hereof, the term "EQUITY POSITION THRESHOLD" means a Partnership Interest (as defined in the Amended Partnership Agreement) that is not less than the Par Initial Partnership Interest (as defined in the Amended Partnership Agreement), LESS one percent (1%).

               (b) The covenants set forth in Section 7.1(a) hereof shall terminate and be of no further force or effect upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of capital stock for the account of Abrika or its corporate successor (the "IPO").

          7.2 CONFIDENTIALITY. Each of Abrika and Par and their respective Affiliates and Associates shall not at any time, directly or indirectly, use, exploit, communicate, disclose or disseminate any Confidential Information (as defined below) of the other party in any manner whatsoever (except disclosure to their respective financial or legal advisors, disclosure in connection with their respective activities under the Collaboration Agreement and as may be required under legal process by subpoena or other court order; PROVIDED, HOWEVER, that each of Abrika and Par shall take reasonable steps to provide the other with sufficient prior written notice in order to contest such requirement or order).

          For purposes of this Agreement, the term "CONFIDENTIAL INFORMATION" means any and all information (oral or written) relating to Abrika and/or Par and their respective Affiliates or any of their operations or activities, including the terms of this Agreement, information relating to trade secrets, plans, promotion and pricing techniques, procurement and sales activities and procedures, proprietary information, business methods and strategies (including acquisition strategies), software, software codes, advertising, sales, marketing and other materials, customers and supplier lists, data processing reports, customer sales analyses, invoice, price lists or information, and information pertaining to any lawsuits or governmental investigation, except such information that is in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information that is in the public domain), other than as a result of a breach of any of the provisions hereof.

          7.3 REMEDIES UPON BREACH. Each of Abrika and Par acknowledges and agrees that: (i) Par and Abrika, as the case may be, would be irreparably injured in the event of a breach by the other party of any of the obligations under Section 7.2 hereof; (ii) monetary damages would not be an adequate remedy for such breach; (iii) Par and Abrika, as the case may be, shall be entitled (without the need to post any bond) to injunctive relief, in addition to any other remedy that they may have, in the event of any such breach; and (iv) the existence of any claim that one party may have against the other, whether under this Agreement, any other agreement contemplated hereby or otherwise, shall not be a defense to (or reason for the delay of) the enforcement by Par or Abrika, as applicable, of any of its rights or remedies under this Agreement.

          7.4 USE OF PROCEEDS. Abrika shall use the net proceeds from the sale of Partnership Interest and the Note for working capital and other general business purposes (but specifically not for (i) any distribution to, or redemption of, the holders of any partnership or other equity interests of Abrika or (ii) any payments (including loan repayments, but excluding compensation) to any Affiliates, Associates or partners of Abrika.

          7.5 CONSENTS. From the date hereof until the consummation of the IPO, Abrika shall not, without the prior written consent of Par:

                    (i) authorize, create or issue any partnership interest or equity securities senior to the Partnership Interest (or any partnership interests issued upon conversion of the Note) or any bonds, debentures, notes or other obligations or securities convertible into or exchangeable for, or having rights to purchase, any partnership interest or equity securities senior to the Partnership Interest or any partnership interests issuable upon conversion of the Note (each, a "SENIOR EQUITY ISSUANCE"); PROVIDED, HOWEVER, that Abrika shall be permitted to effect a Senior Equity Issuance without such consent if
(x) Par is given an opportunity to fully exercise preemptive rights in respect thereof and (y) such transaction is with (1) a Person that is not an Affiliate or partner (or Affiliate thereof) of Abrika or (2) an Affiliate or partner (or Affiliate thereof) of Abrika, and the terms of such transaction are no less favorable to Abrika than terms that could be obtained by Abrika in an arms'-length transaction, PROVIDED, that any determination of an independent appraiser or investment banking firm shall be deemed conclusive with respect to the terms of any transaction;

                    (ii) convert its partnership form into a corporation form (unless (A) such conversion is effected in connection with the completion of the IPO or (B) (1) such conversion shall occur in connection with an equity financing with an unaffiliated third party and (2) Abrika shall have taken all actions necessary to preserve the contract rights and privileges held at the time of such conversion by Par (E.G., liquidation preference, consent and preemptive rights)); or

                    (iii) enter into any arrangement, agreement or transaction, (other than a Senior Equity Issuance in which Par is entitled to exercise preemptive rights), with any Affiliate or partner (or Affiliate thereof) of Abrika, including any loan to or from any such Affiliate or partner (or Affiliate thereof) of Abrika, any sale or transfer to any such Affiliate or partner (or Affiliate thereof) of Abrika, of all or substantially all of the assets of Abrika or any other acquisition of Abrika by any such person whether effected by a merger, consolidation securities exchange or similar transaction, on terms that are less favorable to Abrika than terms that could be obtained by Abrika in an arms'-length transaction; PROVIDED, Abrika shall give Par written notice of any material transaction with any Affiliate or partner (or Affiliate thereof)); and PROVIDED, FURTHER, that any determination of an independent appraiser or investment banking firm shall be deemed conclusive with respect to the terms of any transaction.

                    Notwithstanding the foregoing, Par's consent shall no longer be required to take the actions listed in this Section 7.5 if Par holds less than the Equity Position Threshold.

                    In the  event  of any  conflict  between  the  terms of this
Section 7.5 and any provision of the Amended Partnership Agreement, this Section
7.5 shall govern.

          8.   MISCELLANEOUS PROVISIONS.
               ------------------------

          8.1 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

          8.2 NOTICES. All notices, requests, demands and other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be delivered personally, sent by facsimile transmission, delivered by a recognized overnight courier or express mail service for next business day delivery (and requiring proof or delivery or receipt) or posted in the United States mail by registered or certified mail, with postage pre-paid, return receipt requested, and shall be deemed given when so delivered personally, sent by facsimile transmission with electronic confirmation of receipt, the next day after delivered to such overnight courier or express mail service or three business days after the date of such mailing, as follows:

          IF TO PAR, to:
          ---------

                    Par Pharmaceutical Companies, Inc.
                    300 Tice Boulevard
                    Woodcliff Lake, NJ  07677
                    Attn: Thomas J. Haughey, General Counsel
                    Fax: (201) 802-4223

                    with a copy (which shall not constitute notice) to:

                    Kirkpatrick & Lockhart LLP
                    599 Lexington Avenue
                    New York, NY 10022-6030
                    Attn: Stephen R. Connoni, Esq.
                             R. King Milling, Esq. Fax: (212) 536-3901


          IF TO ABRIKA, to:
          ------------

                    Abrika, LLLP
                    13800 N.W. 2nd Street, Suite 190
                    Sunrise, FL  33325
                    Attn: ACFP, LLLP
                    Fax: (954) 315-6528

                    with a copy (which shall not constitute notice) to:

                    Proskauer Rose LLP
                    1585 Broadway
                    New York, NY  10036-8299
                    Attn: Robert A. Cantone, Esq.
                          Daryn A. Grossman, Esq.
                    Fax: (212) 969-2900

                    and

                    Comiter & Singer, LLP
                    3801 PGA Boulevard, Suite 604
                    Palm Beach Garden, FL 33410
                    Attn: Richard Comiter, Esq.
                          Alan Baseman, Esq.
                    Fax: (561) 626-4742

Any party may, by notice given in accordance with the provisions of this Section
8.2 to the other parties, designate another address or individual for receipt of notices hereunder.

          8.3 AMENDMENTS; WAIVERS. This Agreement may be amended or modified at any time and any provision(s) hereof waived, but only by a written instrument executed by each of the parties hereto.

          8.4 ENTIRE AGREEMENT. This Agreement (together with the Collaboration Agreement, the Investors Rights Agreement and the Partnership Agreement) constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede all prior term sheets, agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

          8.5 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflict of laws principles thereof, other than Section 5-1401 of the New York General Obligations Law). The parties hereby consent to the exclusive jurisdiction of the Federal and New York State courts located in Manhattan (NYC) and agree that service of process by certified mail, return receipt requested, shall, in addition to any other methods permitted by applicable Law, constitute personal service for all purposes hereof.

          EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE OTHER AGREEMENTS CONTEMPLATED HEREBY.

          8.6 TERMINATION. Subject to Section 8.7 hereof, this Agreement may be terminated at any time prior to the Closing Date by any of the following:

               (a)  By the mutual written agreement of Par and Abrika;

               (b) By either Par or Abrika, if the Closing shall not have occurred by January 15, 2004, upon written notice by such terminating party; PROVIDED, that, at the time such notice is given, a material breach of this Agreement by such terminating party shall not be the principal reason for the failure of the Closing to occur;

               (c) By Par, by written notice to Abrika, if there has been a material breach of any of Abrika's covenants or agreements made herein or if any representation or warranty of Abrika contained herein is materially incorrect; or

               (d) By Abrika, by written notice to Par, if there has been a material breach of any of Par's covenants or agreements made herein or if any representation or warranty of Par contained herein is materially incorrect.

          8.7 EFFECTS OF TERMINATION. If this Agreement shall be terminated as provided in Section 8.6 hereof, then this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the parties hereto (or any of their respective stockholders, officers, directors, partners, employees, legal beneficiaries, successors, assigns or Affiliates); PROVIDED, that no party shall be relieved of any Losses occurring or sustained as a result of a material breach of any of such party's representations, warranties, covenants or agreements contained herein. Notwithstanding any termination of this Agreement, the provisions of Sections 7.2 and 7.3 hereof and this Section 8 shall survive.

          8.8 FEES AND DISBURSEMENTS. Each of Par and Abrika shall pay all costs and expenses, including the fees and disbursements of any counsel and accountants retained by it, incurred by it in connection with the preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

          8.9 ASSIGNMENT. This Agreement may not be assigned by Abrika or Par without the prior written consent of the other party; PROVIDED, HOWEVER, that Par may assign or delegate any or all rights or obligations hereunder to any wholly-owned subsidiary of Par if it determines it is advisable in connection with its financing or tax-planning in respect of the transactions contemplated hereby; and PROVIDED, FURTHER, that Par shall remain fully responsible for its obligations under this Agreement.

          8.10 BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns. Except as provided in Sections 6.2 and 6.3 hereof, nothing in this Agreement, express or implied, is intended to or shall confer or impose upon any Person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under, in connection with or by reason of this Agreement.

          8.11 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability, and without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          8.12 INVESTORS' RIGHTS WAIVER/CONSENT. By executing below, the General Partner, in its capacity as such and in its capacity as a limited partner, hereby irrevocably waives any and all rights it may have pursuant to the Partnership Agreement or otherwise in connection with the sale and issuance of the Partnership Interest or any partnership interests of Abrika that may be issued in connection with the conversion by Par of the Note (including the Pre-emptive Right set forth in Section 2.2(b) of the Partnership Agreement).

          8.13 RULES OF CONSTRUCTION.

               (a) Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires; as used herein, unless the context shall clearly indicate otherwise, the words "hereof," "herein," "hereby" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and, as used herein, the words "and" and "or" shall, unless the context shall clearly indicate otherwise, be construed as "and/or" and all references to "including" and "include" shall be construed as "including, without limitation".

               (b) A reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or as it may from time to time be, amended, modified or reenacted.

               (c)  The terms "dollars" and "$" mean United States dollars.

               (d) All references to any Person shall mean and include the successors and permitted assigns of such Person.

               (e) The table of contents, lists of schedules and exhibits and section headings used in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

               (f) This Agreement is between financially sophisticated and knowledgeable parties and is entered into by such parties in reliance upon the economic and legal bargains reflected and contained herein. The language used in this Agreement has been negotiated by the parties and their representatives and shall be interpreted and construed in a fair and impartial manner, without regard to such factors as the party who prepared, or caused the preparation of, this Agreement or the relative bargaining power or economic size of the parties.

               (g) Any reference to the "partnership interests" of Abrika, including the Partnership Interest, shall mean any equity securities (including capital stock) into which such partnership interests may, from time to time, be converted.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

          IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement the day and year first above written.



                              PAR PHARMACEUTICAL COMPANIES, INC.



                              By: /s/ Scott Tarriff
                                 -----------------------------------------------
                                  Name:
                                  Title:



                              ABRIKA, LLLP

                                By:  ACFP , LLLP, its sole general partner

                                By:  ABRIKA GPNER, LLC, its sole general partner


                              By: /s/ Alan P. Cohen
                                 -----------------------------------------------
                                 Name:  Alan P. Cohen
                                 Title: Member


                              ACFP, LLLP
                              (solely with respect to Sections 3.1(b)(ii), 4.5 and 8.12 hereof)

                              By:  ABRIKA GPNER, LLC



                              By: /s/ Alan P. Cohen
                                 -----------------------------------------------
                                 Name:  Alan P. Cohen
                                 Title: Member

                                 /s/ Alan P. Cohen
                              --------------------------------------------------
                              Alan Cohen, R.Ph.
                              (solely with respect to Section 4.5 hereof)

                                    EXHIBITS
                                    --------